Exhibit 99.2

Investor and Public Relations Contact:

Lynn Pieper

Westwicke Partners

415-202-5678

Lynn.pieper@westwicke.com

Conceptus® Reports First Quarter Financial Results

•	Worldwide sales of $34.1 million reflects growth of 17.5%

•	U.S. Essure® sales grow 22.2%

•	Adjusted EBITDA reaches $7.7 million

MOUNTAIN VIEW, Calif., April 29, 2013 – Conceptus, Inc. (Nasdaq: CPTS), developer of the Essure® procedure, the leading non-surgical permanent birth control method, today reported financial results for the three month period ended March 31, 2013.

First Quarter Highlights

•

Total revenues reached $34.1 million for the first quarter of 2013, representing 17.5% growth over the prior year period. U.S. sales were $26.5 million, representing 21.7% growth over the prior year period. International sales were $7.6 million, representing 5.0% growth over the prior year period.

•	Gross margin for the first was 83.4% versus 82.2% in the first quarter of 2012.

•	Operating expenses were $24.4 million for the first quarter of 2013, compared with $27.7 million for the first quarter of 2012.

•

Net income of $1.9 million, or $0.05 per fully diluted share for the first quarter of 2013, compared to a net loss of $2.8 million, or ($0.09) per share, for the first quarter of 2012. Adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”) for the first quarter of 2013 were $7.7 million, compared with breakeven in the first quarter of 2012.

•	Cash, cash equivalents and investments were $87.0 million as of March 31, 2013, an increase of $3.9 million from December 31, 2012.

•

Conceptus expanded US physician penetration by entering 341 physicians into preceptorship, certifying 83 physicians and transitioning 47 physicians to performing Essure procedures in the office setting. To date, approximately 16,300 U.S. physicians have performed an Essure procedure.

“We are very pleased by our domestic and international financial performance in the first quarter. Domestic Essure sales growth continued to improve with 22.2% growth, of which organic growth was 17.6%, and growth attributable to sales in our former competitor’s accounts was 4.6%,” said D. Keith Grossman, President and Chief Executive Officer of Conceptus. “We continue to be encouraged by the ongoing progress we are making in commercial execution and toward improving the profitability of the company”

Conference Call & Guidance

As a result of the previously announced merger agreement between Conceptus, Bayer HealthCare LLC and Evelyn Acquisition Company, which contemplates a tender offer by Bayer HealthCare to purchase all of Conceptus’ common stock, Conceptus will not be providing 2013 financial guidance, and has canceled the previously-announced earnings call originally scheduled to begin at 4:30 p.m. Eastern time on Tuesday, April 30, 2013.

Use of Non-GAAP Financial Measures

The Company has supplemented its GAAP net income/loss with a non-GAAP measure of adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP adjusted EBITDA to GAAP net income/loss in the most directly comparable GAAP measure is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About the Essure® Procedure

The Essure procedure, FDA approved since 2002, is the only surgery-free and hormone-free permanent birth control method that can be performed in the comfort of a physician’s office in less than 10 minutes (average hysteroscopic time) without the risks associated with general anesthesia or tubal ligation. Soft, flexible inserts are placed in a woman’s fallopian tubes through the cervix without incisions. Over the next three months, the body works with the inserts to form a natural barrier in the fallopian tubes to prevent sperm from reaching the egg. Three months after the Essure procedure, an Essure Confirmation Test is given to confirm that the inserts are in place and that the fallopian tubes are blocked, verifying that the patient can rely on Essure for permanent birth control.

The Essure procedure is 99.83% effective based on five years of follow up with zero pregnancies reported in clinical trials, making it the most effective permanent birth control available. Essure’s 10-year commercial data tracks closely with its five-year clinical results, and Essure has been proven and trusted by physicians since 2002. The Essure procedure is covered in the U.S. by most public and private insurance plans and more than 750,000 women worldwide have undergone the procedure.

About Conceptus®, Inc.

Conceptus, Inc. is the global leader in the development and commercialization of innovative device-based solutions in permanent birth control. The Company manufactures and markets the Essure Permanent Birth Control System.

Please visit www.essure.com for more information on the Essure procedure. Patients may call the Essure Information Center at 1-877-ESSURE-1 with questions or to find a physician in their area.

Additional Information about the Merger Agreement and Tender Offer and Where to Find It

The tender offer mentioned above has not yet commenced. This press release is not an offer to buy nor a solicitation of an offer to sell any securities of Conceptus, Inc. The solicitation and the offer to buy shares of the Company’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Bayer HealthCare LLC, a wholly-owned subsidiary of Bayer AG, and Evelyn Acquisition Company intend to file with the Securities and Exchange Commission (the “SEC”). In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer and, if applicable, a proxy or information statement regarding the merger. Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of the Company on Schedule 14D-9, the proxy or information statement, if applicable, and related materials with respect to the tender offer and the merger, free of charge at the website of the SEC at www.sec.gov, from the information agent named in the tender offer materials. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investors” section of the Company’s website at www.conceptus.com. Investors are advised to read these documents when they become available, including the Solicitation/Recommendation Statement of the Company and any amendments thereto, as well as any other documents relating to the tender offer and the merger that are filed with the SEC, carefully and in their entirety prior to making any decisions with respect to whether to tender their shares into the tender offer because they contain important information, including the terms and conditions of the tender offer.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this document, other than purely historical information, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include the ability of the Company, Bayer HealthCare and Bayer AG to complete the transactions contemplated by the Agreement and Plan of Merger dated as of April 28, 2013 by and among the Company, Bayer HealthCare LLC and Evelyn Acquisition Company (the “Merger Agreement”), including the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this document are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the tender offer and the subsequent merger; uncertainties as to how many of the Company’s stockholders will tender their shares of common stock in the tender offer; the possibility that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the offer or the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the offer or the merger; the effects of disruption from the transactions on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that stockholder litigation in connection with the tender offer or the merger may result in significant costs of defense, indemnification and liability; other risks and uncertainties pertaining to the business of the Company, including: dependence on sales of the Essure System; dependence on recommendations and endorsements by physicians; the ability of the Company to compete effectively against new and well-established alternative procedures, products, and technologies; the possibility that the Company’s marketing and advertising may not be successful; the possible failure of the Company’s intellectual property rights to provide meaningful commercial protection for the Essure System; disruptions of the Company’s manufacturing, supply or distribution operations; claims that the Company’s products infringe the intellectual property rights of others; patent litigation to which the Company is a party; and other risks detailed in the Company’s public filings with the SEC from time to time, including the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2012 (as amended). The reader is cautioned not to unduly rely on these forward-looking statements. The Company expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

© 2013 Conceptus, Inc.— All rights reserved.

Conceptus, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2013	2012
Net sales	$34,108	$29,029
Cost of goods sold	5,656	5,178

Gross profit	28,452	23,851

Operating expenses:
Research and development	2,776	2,503
Selling, general and administrative	21,661	25,219

Total operating expenses	24,437	27,722

Operating income (loss)	4,015	(3,871)
Interest and other income (expense), net	(1,050)	(1,440)

Income (loss) before provision (benefit) for income taxes	2,965	(5,311)

Provision (benefit) for income taxes	1,108	(2,473)

Net income (loss)	$1,857	$(2,838)

Basic income (loss) per share	$0.06	$(0.09)
Shares used in computing basic net income (loss)	32,522	31,305

Diluted income (loss) per share	$0.05	$(0.09)
Shares used in computing diluted net income (loss)	34,635	31,305

Conceptus, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March 31,	December 31,
	2013	2012
Cash and cash equivalents	$21,867	$29,494
Short-term investments	53,890	40,496
Accounts receivable, net	20,808	23,035
Inventories, net	6,245	5,166
Short-term deferred tax asset	10,966	11,389
Other current assets	7,710	7,240

Total current assets	121,486	116,820

Property and equipment, net	21,818	7,593
Intangible assets, net	18,552	19,568
Long-term investments	11,277	13,142
Restricted cash	2,200	2,200
Goodwill	16,400	16,911
Long-term deferred tax asset	64,858	65,363
Other assets	1,441	1,703

Total assets	$258,032	$243,300

Total liabilities	80,313	68,928

Common stock and additional paid in capital	334,129	331,762
Other comprehensive loss	(3,359)	(2,482)
Accumulated deficit	(153,051)	(154,908)

Total stockholders’ equity	177,719	174,372

Total liabilities and stockholders’ equity	$258,032	$243,300

Conceptus, Inc.

Reconciliation of Net Income (loss) to Adjusted Earnings Before Interest, Taxes,

Depreciation, Amortization and Stock-Based Compensation (Adjusted EBITDA)

(Unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2013	2012
Net income (loss), as reported	$1,857	$(2,838)

Adjustments to net income (loss):
Interest and other income, net (a)	1,050	1,440
Provision (benefit) for income taxes	1,108	(2,473)
Amortization of intangibles (b)	905	903
Stock-based compensation (c)	1,618	1,695
Depreciation expense (d)	1,138	1,278

Adjustments to net income (loss)	5,819	2,843

Adjusted EBITDA	$7,676	$5

(a)	Consists of interest from available-for-sale securities, interest expense associated with our convertible debt and foreign exchange currency transactions
(b)	Consists of amortization of intangible assets, primarily licenses and customer relationships
(c)	Consists of stock-based compensation in accordance with ASC 718
(d)	Consists of depreciation, primarily on property, plant and equipment

Conceptus, Inc.

Reconciliation of Forward-Looking Guidance For Non-GAAP

Financial Measures To Projected GAAP Net Income

(Unaudited)

	Twelve Months Ending
	December 31, 2013
	From	To
Net Income Guidance	$8,912	$10,712

Estimated Non-GAAP Guidance
Interest and other income (expense), net (a)	4,953	4,953
Provision for income taxes	5,811	7,011
Amortization of intangibles (b)	3,578	3,578
Stock-based compensation (c)	7,542	7,542
Depreciation expense (d)	5,204	5,204

Adjustments to net income	$27,088	$28,288

Adjusted EBITDA	$36,000	$39,000

(a)	Consists of interest from available-for-sale securities, interest expense associated with our convertible debt and corporate headquarters and foreign exchange currency transactions
(b)	Consists of amortization of intangible assets, primarily licenses and customer relationships
(c)	Consists of stock-based compensation in accordance with ASC 718
(d)	Consists of depreciation, primarily on property, plant and equipment